UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

228 Park Ave S #15740
New York, NY 10003
(Address of principal executive offices and Zip Code)

(914) 595-6342
(Registrant's telephone number, including area code)

760 Parkside Ave #208
Brooklyn, New York 11226
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(c): Mr. Dov Weinberg has been appointed to the position of Chief Financial Officer of the Registrant.

Mr. Weinberg, who is 59 years old, is a Certified Public Accountant since 1979 and holds an MBA from Bar Ilan University (1984) and a B.A. in Economics and Accounting from Tel Aviv University (1997).

Mr. Dov Weinberg has more than 11 years of experience in the medical device area. He is an owner and president of Weinberg Dalyo Inc., a U.S corporation, which renders business development and financial services to companies in the life science industry. Mr. Weinberg has been serving as CFO of QRS systems Inc. Innovate Inc. Orgenesis Inc. and NaNaMEd LLC, and was the Chief Financial officer of Impulse Dynamics from December 2000 till 2009. Prior to that Mr. Weinberg served for more than 15 years as the CFO of a large industrial multinational public corporation in charge of finance, information systems, and taxation of the company and its worldwide subsidiaries.

Mr. Weinberg entered into a management services agreement with the Registrant on February 29, 2012. The agreement sets forth standard terms of services, covering matters such as financial services and compensation, as well as customary confidentiality and proprietary information provisions. Pursuant to his management services agreement, the Registrant will pay Mr. Weinberg a monthly fee of $5,000. In addition, the Registrant will grant Mr. Weinberg 200,000 stock options entitling Mr. Weinberg to purchase 200,000 shares of the Registrant’s common stock at the fair market value of the stock on the date of grant. The stock options will vest over a 3 year period.

Item 5.02(b): After mutual agreement between the registrant and Mr. Kalfus, Mr. Kalfus’s effective date of resignation has been advanced from April 30, 2012 to Feb 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By: /s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: March 1, 2012